Exhibit 10.3
AMENDMENT
TO
AMERICAN STATES WATER COMPANY
2000 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENTS

THIS AGREEMENT, dated as of the latest date set forth below (the “Effective Date”), between American States Water Company, a California corporation (the “Corporation”), and _________ (“Executive”);

WHEREAS, pursuant to the American States Water Company 2000 Stock Incentive Plan, as amended (the “Plan”), the Corporation granted to Executive restricted stock unit awards of __________, __________, and _________ stock units (the “Awards”) upon the terms and conditions set forth in award agreements dated as of _____________, _______________, and _______________ (respectively) (the “Award Agreements”) and in the Plan;

WHEREAS, the Corporation and Executive desire to amend the Award Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended and regulations thereunder;

WHEREAS, under the terms of the Plan, the Compensation Committee has the authority to change the vesting and payout provisions of outstanding awards; and

WHEREAS, the Compensation Committee has approved this Amendment to the Award Agreements.

NOW, THEREFORE, in consideration of the mutual promises and covenants made here and the mutual benefits to be derived herefrom the parties agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan and/or the applicable Award Agreement.

2.           Effective as of the Effective Date, Section 6(a) of the Award Agreement is amended to read as follows:

“(a)           General.  Within 30 days following each Installment Vesting Date pursuant to Section 3(a), the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units subject to this Award that become vested on such Installment Vesting Date (including any Stock Units credited as dividend equivalents with respect to such vested Stock Units), unless such Stock Units terminate prior to such Installment Vesting Date pursuant to Section 3(b).”

3.           Effective as of the Effective Date, Section 6(b) of the Award Agreement is amended to read as follows:

“(b)          Payment of Stock Units upon Termination of Employment as a Result of Death or Total Disability.  Notwithstanding Section 6(a), within 60 days following a termination of the Participant’s employment as a result of his or her death or Total Disability, the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units subject to this Award that became vested in accordance with Section 3(b) (including any Stock Units credited as dividend equivalents with respect to such Stock Units).”

4.  Effective as of the Effective Date, Section 6(c) of the Award Agreement is amended to read as follows:

“(c)           Payment of Stock Units Following Retirement Age or Change of Control.  Notwithstanding Section 6(a), if any portion of the Participant’s Stock Units subject to this Award (and any Stock Units credited as dividend equivalents with respect to such Stock Units) vest prior to the applicable Installment Vesting Date as a result of Section 3(c) or 3(d), then within 30 days following each subsequent Installment Vesting Date, the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units that would have vested on such Installment Vesting Date (including any Stock Units credited as dividend equivalents with respect to such Stock Units); provided, however, that if the Participant terminates employment prior to any such Installment Vesting Date, within 60 days following such termination of employment, the Corporation shall deliver to the Participant a number of Common Shares equal to the number of Stock Units subject to this Award that have not yet been delivered to the Participant (including any Stock Units credited as dividend equivalents with respect to such vested Stock Units).”

5.           Effective as of the Effective Date, the following new Section 6(f) is added to read as follows:

“(f)         Section 409A.  Notwithstanding anything herein to the contrary, if the Corporation reasonably determines that the payment of Stock Units as a result of the Participant’s termination of employment is subject to Section 409A(a)(2)(B)(i) of the Code, such payment shall not be paid until the earlier of (i) six months after the Participant’s “separation from service” (within the meaning of Section 409A of the Code and Treasury Regulations Section 1.409A-1(h) without regard to optional alternative definitions available thereunder) and (ii) the Participant’s death.”

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set his hand.

American States Water Company
(a California corporation)

By: _________________________________
Dated: _______________________________
(Executive)
By: _________________________________
Dated: _______________________________